Exhibit 24.1

DURABLE GENERAL POWER OF ATTORNEY
NEW YORK STATUTORY SHORT FORM
Brahma Finance (BVI) Limited, as Principal,
as executed and delivered by Nicholas Barham,
its Sole Director
to
John M. Clapp, as Agent and Attorney-in-Fact
September 22, 2009

CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document. As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.
When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. “Important Information for the Agent” at the end of this document describes your agent’s responsibilities.
Your agent can act on your behalf only after signing the Power of Attorney before a notary public.
You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.
You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly.
Your agent cannot make health care decisions for you. You may execute a “Health Care Proxy” to do this.
The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.
This is intended to constitute a DURABLE POWER OF ATTORNEY
pursuant to Article 5, Title 15 of the New York General Obligations Law.
DESIGNATION OF AGENT:
Brahma Finance (BVI) Limited, a company organized under the laws of the British Virgin Islands and having its principal office at La Roccabella, 24 Avenue Princesse Grace, Monte-Carlo, MC 98000, Monaco, hereby appoints John M. Clapp, Esq., of Thompson Hine LLP, having an office at 335 Madison Avenue, 12th Floor, New York, New York 10017, as its Agent and Attorney-in-Fact to act in its name, place and stead in any way which it could do itself if it were so present, with respect to the matters defined below pursuant to Title 15 of Article 5 of the New York General Obligations Law to the extent that it is permitted by law to act through an agent.
GRANT OF AUTHORITY:
To grant your agent some or all of the authority below, either
(1) Initial the bracket at each authority you grant, or
(2) Write or type the letters for each authority you grant on the blank line at (P), and initial the bracket at (P). If you initial (P), you do not need to initial the other lines.
I grant authority to my agent(s) with respect to the following subjects as defined in sections 5-1502A through 5-1502N of the New York General Obligations Law:

( )	(A)	real estate transactions;
( )	(B)	chattel and goods transactions;
(NB)	(C)	bond, share, and commodity transactions;
(NB)	(D)	banking transactions;
(NB)	(E)	business operating transactions;
( )	(F)	insurance transactions;
( )	(G)	estate transactions;
( )	(H)	claims and litigation;
( )	(I)	personal and family maintenance;
( )	(J)	benefits from governmental programs or civil or military service;
( )	(K)	health care billing and payment matters; records, reports, and statements;
( )	(L)	retirement benefit transactions;
(NB)	(M)	tax matters;
( )	(N)	all other matters;
( )	(O)	full and unqualified authority to my agent(s) to delegate any or all of the foregoing powers to any person or persons whom my agent(s) select;
( )	(P)	EACH of the matters identified by the following letters.......
You need not initial the other lines if you initial line (P).

This POWER OF ATTORNEY is being given to the agent such that the agent may act for the principal in connection with any matters relating to or arising out of its current or any future investment in HC Innovations, Inc., a Delaware corporation, including, without limitation, the execution and delivery of all documents and instruments, the making of all filings with governmental and other entities, and all other acts and things that may be necessary or appropriate in connection therewith.
This POWER OF ATTORNEY shall not be affected by my subsequent incapacity unless I have stated otherwise below, under “Modifications”.
This POWER OF ATTORNEY REVOKES any and all prior Powers of Attorney executed by me unless I have stated otherwise below, under “Modifications.”
If you are NOT revoking your prior Powers of Attorney, and if you are granting the same authority in two or more Powers of Attorney, you must also indicate under “Modifications” whether the agents given these powers are to act together or separately.
MODIFICATIONS:
This Power of Attorney shall terminate upon my incapacity.
This Power of Attorney does not revoke, modify or have any effect upon any powers of attorney previously given by me. My agent pursuant to this Power of Attorney, John M. Clapp, Esq., may act separately from any attorney-in-fact that I have appointed pursuant to previous powers of attorney, and such acts will not detriment, negate or void any acts of any other attorneys-in-fact.
My agent is entitled to reimbursement for reasonable expenses incurred on my behalf and reasonable compensation for services rendered pursuant to any arrangements for compensation for legal services with Thompson Hine LLP in effect from time to time.
COMPENSATION OF AGENT(S):
Your agent is entitled to be reimbursed from your assets for reasonable expenses incurred on your behalf. If you ALSO wish your agent(s) to be compensated from your assets for services rendered on your behalf, initial the statement below. If you wish to define “reasonable compensation”, you may do so above, under “Modifications”.
(NB) My agent(s) shall be entitled to reasonable compensation for services rendered.
ACCEPTANCE BY THIRD PARTIES: I agree to indemnify all third parties for any claims that may arise against any such third party because of reliance on this Power of Attorney. I understand that any termination of this Power of Attorney, whether the result of my revocation of this Power of Attorney or otherwise, is not effective as to a third party until the third party has actual notice or knowledge of the termination.
TERMINATION: This Power of Attorney continues until I revoke it or it is terminated by my death or other event described in section 5-1511 of the General Obligations Law.

In Witness Whereof, the undersigned has set his hand this 22nd day of September in the year 2009.

By:	/s/ Nicholas Barham
	Name:	Nicholas Barham
	Title:	Sole Director of Brahma Finance (BVI) Limited

STATE OF NEW YORK	) ) ss.:
COUNTY OF NEW YORK	)
     On the 22nd day of September in the year 2009, before me, the undersigned, personally appeared Nicholas Barham, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Jason Canales
Notary Public

IMPORTANT INFORMATION FOR THE AGENT:
When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must:
(1) act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest;
(2) avoid conflicts that would impair your ability to act in the principal’s best interest;
(3) keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law;
(4) keep a record or all receipts, payments, and transactions conducted for the principal; and
(5) disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in either of the following manner: (Principal’s Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal’s Name).
You may not use the principal’s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal’s best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal’s guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.
Liability of agent:
The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

I, John M. Clapp, Esq., have read the foregoing Power of Attorney. I am the person(s) identified therein as agent(s) for the principal named therein.
I acknowledge my legal responsibilities.

By:	/s/ John M. Clapp
	Name:	John M. Clapp, Esq.

STATE OF NEW YORK	) ) ss.:
COUNTY OF NEW YORK	)
     On the 22nd day of September in the year 2009, before me, the undersigned, personally appeared John M. Clapp, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Jason Canales
Notary Public